                                                                   Exhibit 10.15

                                                                  100 Bay Street

                                  LuCLIFF PLACE

                                  OFFICE LEASE

                                      INDEX
ARTICLE   SECTION  ITEM                                                     PAGE
-------   -------  ----                                                     ----

1                  DEFINITIONS

          1.01     Additional Rent                                           1
          1.02     Basic Rent                                                1
          1.03     Building                                                  1
          1.04     Business Hours                                            1
          1.05     Common Areas                                              1
          1.06     Landlord's Taxes                                          2
          1.07     Leased Premises                                           2
          1.08     Office Section                                            2
          1.09     Operating Costs                                           2
          1.10     Proportionate Share                                       3
          1.11     Rent                                                      3
          1.12     Rentable Floor Area                                       3
          1.13     Service Areas                                             4
          1.14     Stipulated Rate of Interest                               4
          1.15     Taxes                                                     4
          1.16     Tenant's Taxes                                            4

2                  NET LEASE AND SECURITY DEPOSIT

          2.01     Net Lease                                                 5
          2.02     Security Deposit                                          5

3                  DEMISE AND TERM

          3.01     Demise and Term                                           5

4                  RENT

          4.01     Basic Rent                                                6
          4.02     Additional Rent                                           6
          4.03     Payment of Additional Rent                                6
          4.04     Accrual of Rent                                           7
          4.05     No Set-Off                                                7
          4.06     Additional Rent Treated as Rent                           7
          4.07     Rent Past Due                                             7

5                  OPERATING, CARETAKING,
                   AND ELECTRICITY COSTS

          5.01     Operating Costs                                           7
          5.02     Caretaking Costs                                          7
          5.03     Electricity Costs                                         8

6                  TAXES

          6.01     Payment of Tenant's Taxes                                 8
          6.02     Tenant's Proportionate Share
                   of Landlord's Taxes                                       8
          6.03     Payment of Landlord's Taxes -
                   Appeals                                                   8


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          6.04     Determination of Taxes                                    8
          6.05     Receipts                                                  8

7                  TENANT'S FURTHER COVENANTS

          7.01     Repair                                                    9
          7.02     State of Repair                                           9
          7.03     Notice of Accident, Defects, Etc.                         9
          7.04     Repair Where Tenant at Fault                              9
          7.05     Rules and Regulations                                     9
          7.06     Use of Premises                                          10
          7.07     Cancellation of Insurance                                10
          7.08     Observance of Law                                        10
          7.09     Waste and Nuisance                                       10
          7.10     Inflammable or Dangerous Substances                      10
          7.11     No Defacing                                              10
          7.12     Additional Services                                      11
          7.13     Entry By Landlord                                        11
          7.14     Indemnity                                                11
          7.15     Exhibiting Premises                                      11
          7.16     Alterations, Liens                                       11
          7.17     Supervision Cost                                         12
          7.18     Glass                                                    12
          7.19     Window Coverings                                         12
          7.20     Signs                                                    12
          7.21     Name of Building                                         12
          7.22     Keep Tidy                                                13

8                  LANDLORD COVENANT

          8.01     Quiet Enjoyment                                          13

9                  LANDLORD'S FURTHER COVENANTS

          9.01                                                              13
          9.02     Landlord's Repairs                                       13
          9.03     Heating                                                  14
          9.04     Air-Conditioning                                         14
          9.05     Elevator                                                 14
          9.06     Access                                                   14
          9.07     Washrooms                                                15
          9.08     Caretaking                                               15
          9.09     Maintenance of Common Areas                              15
          9.10     Lighting                                                 15
          9.11     Directory Board                                          15

10                 FIXTURES, INSURANCE

          10.01    Fixtures                                                 15
          10.02    Tenant's Insurance                                       16

11                 LICENSES, ASSIGNMENTS
                   AND SUBLETTINGS

          11.01    Licences, Etc.                                           16
          11.02    Assignments and Sublettings                              16
          11.03    Release of Tenant                                        18


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12                 DAMAGE AND DESTRUCTION

          12.01    Abatement and Termination                                18

13                 LOSS AND DAMAGE TO PROPERTY

          13.01                                                             19

14                 LIABILITIES

          14.01    Impossibility of Performance                             19
          14.02    Claims for Compensation                                  19

15                 TENANT'S DEFAULT

          15.01    Re-Entry                                                 20
          15.02    Landlord's Right to Perform                              20
          15.03    Bankruptcy, Etc.                                         20
          15.04    Vacated or Improperly Used                               21
          15.05    Distress                                                 21
          15.06    Right of Re-Entry to Relet                               21
          15.07    Remedies Cumulative                                      21
          15.08    Legal Expense                                            21

16                 NON-WAIVER, OVERHOLDING

          16.01    Non-Waiver                                               22
          16.02    Overholding                                              22

17                 SUBORDINATION, ACKNOWLEDGEMENT, ETC.

          17.01    Subordination                                            22
          17.02    Tenant's Acknowledgements                                22
          17.03    Registration                                             23

18                 MISCELLANEOUS

          18.01    Recovery of Adjustments                                  23
          18.02    Lease Entire Agreement                                   23
          18.03    Covenants, Severability                                  23
          18.04    Captions                                                 23
          18.05    Agency                                                   23
          18.06    Notice                                                   24
          18.07    Interpretation                                           24
          18.08    Binding, Enuring and Interpretation                      24

19                 ADDITIONAL
                   DEFINITIONS
                   AND AMENDMENTS TO STANDARD
                   LEASE FORM

20                 ADDITIONAL PROVISIONS


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            THIS INDENTURE made the 31 day of March, 1992.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

B E T W E E N:

                            LuCLIFF COMPANY LIMITED

                      (hereinafter called the "Landlord")

                                                    THE PARTY OF THE FIRST PART,

                                    - and -

                          VISIBLE GENETICS, INC.,
                          a corporation duly incorporated
                          under the laws of the
                          Province of Ontario

                          (hereinafter called the "Tenant")

                                                   THE PARTY OF THE SECOND PART.

            WHEREAS the Landlord has agreed to lease to the Tenant and the Tenant has agreed to lease from the Landlord the hereinafter described premises forming part of LuCliff Place, an integrated residential and commercial development, located at the South West intersection of Bay and Gerrard Streets in the City of Toronto, in the Municipality of Metropolitan Toronto;

                                    ARTICLE 1

                                  DEFINITIONS

            The parties hereto agree that when used in this Lease the following words or expressions have the meaning hereinafter set forth:

Section 1.01 "Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under this Lease (except Basic Rent), whether or not the same are designated "Additional Rent" or whether or not payable to the Landlord or otherwise, and all such sums are payable in lawful money of Canada without deduction, abatement, set-off or compensation whatsoever. Additional Rent may be estimated by the Landlord from time to time and such estimated amount is due and payable in equal monthly instalments in advance on the same day as monthly instalments of Basic Rent.

Section 1.02 "Basic Rent" means the rent specified in Section 4.01 hereof.

Section 1.03 "Building" means the Office Section and the lobbies, corridors, elevators and facilities serving same.

Section 1.04 "Business Hours" means the period from 8 a.m. to 6 p.m. on Monday to Friday, inclusive, and 8 a.m. to 1 p.m. on Saturdays unless Saturday is a holiday.

Section 1.05 "Common Areas" mean the common areas, facilities, utilities, improvements, equipment and installations intended and designated from time to time by the Landlord for the common use and enjoyment of all the tenants of the Office Section of the Building, including their respective agents, invitees, servants and employees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by this Lease, and includes the pedestrian mall of the Building.


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Section 1.06 "Landlord's Taxes" shall mean the aggregate of all Taxes charged against the Office Section or the Landlord in respect thereof including Common Areas and parking facilities and the lands reasonably attributable to the Office Section, plus all costs and expenses (including legal and other professional fees and interest and penalties or deferred payments) incurred, in good faith, by the Landlord, in contesting, resisting or appealing any of the foregoing, and including any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate, income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Office Section or the Landlord in respect thereof and shall also include any and all taxes which may in the future be levied in lieu of Taxes are herein defined. The Landlord shall be entitled to adjust the Landlord's Taxes to an amount that would have been paid had the Building been fully assessed in the year to which the taxes are attributable as a fully occupied office building.

Section 1.07 "Leased Premises" means subject to the provisions of Section 3.01 below that portion of the Office Section of the Building as is outlined in colour on the floor plan attached hereto as Schedule "A" forming a part hereof, comprising the entire 10th and 11th floors, having a Rentable Floor Area of approximately 13,752 square feet.

Section 1.08 "Office Section" means those portions of the Building comprising a part of LuCliff Place intended by the Landlord to be leased for office purposes and the Common Areas and facilities serving same.

Section 1.09 "Operating Costs" means the Landlord's cost of operating the Building as a first-class office building which shall include all costs properly attributable in accordance with generally accepted accounting practise determined by the Landlord's auditors to the operation, maintenance and management of the Building and the lands appurtenant thereto and shall, without limiting the generality of the foregoing, include:

      (a) all monies reasonably paid or incurred to persons, firms, companies or corporations employed in the maintenance, security and cleaning of the Building and the lands appurtenant thereto;

      (b)   all costs of repairs;

      (c) the cost of running, maintaining and repairing the heating, ventilating and air-conditioning plants, distribution systems and associated equipment, including the cost of all fuel, gas and steam;

      (d)   elevator maintenance and operations costs;

      (e)   the cost of providing hot and cold water;

      (f) the cost of providing electricity not otherwise payable by tenants which shall include without limitation the cost of electricity used in Common Areas and shall exclude the cost of electricity used in premises within the Building which are leased to other tenants.

      (g)   window cleaning costs;

      (h) cost of all-risk, fire, extended perils, liability, boiler and rental insurance;

      (i)   telephone and other public utility costs;

      (j)   service contracts with independent contractors;

      (k) cost of watchmen, reception staff and other on-site personnel, including salaries, wages and fringe benefits;

      (l)   remuneration paid at competitive rates to managing agents;

* See Section 5.03 regarding the Tenant's obligation to pay for electricity used in the Leased Premises which is limited to the escalation of such cost over the cost for the base year 1995 as described in said Section 5.03.


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      (m)   audit costs and accounting services including such costs incurred for the imposition and determination of charges in tenants;

      (n)   costs of legal fees on a solicitor and his own client basis;

      (o) costs of capital improvements and other costs determined by the Landlord's auditor to be properly chargeable to the capital account to the extent that such capital improvements reduce or avoid Operating Costs;

      (p) costs of capital improvements and other costs determined by the Landlord's auditor to be properly chargeable to replace or upgrade any fixtures, furnishing and equipment in the common areas, including the fixtures and equipment of and for the heating, ventilation and air conditioning system, such depreciation being calculated as may be designated by the Landlord's auditors and in accordance with generally accepted principles.

Operating Costs shall exclude debt service, depreciation except as mentioned above and expenses properly chargeable to capital account except as mentioned above. In the event any cost or expense is included as an integral part of an expense applicable to a portion of LuCliff Place in addition to the Building or is attributable to part of the Building used in common with tenants of the retail or commercial portions, the Landlord acting reasonably shall make an allocation of such cost or expense which is reasonably attributable to the Building. In the event of any dispute by the Tenant as to the amount of such costs and allocation, an opinion of the Landlord's auditors shall be final and binding as to the amount and allocation for the period. The landlord and Tenant acknowledge and agree that notwithstanding the foregoing definition of Operating Costs the Tenant shall not be required to pay its Proportionate Share of Operating Costs but only its Proportionate Share of Operating Costs Escalation as that term is defined in paragraph 19.01 (a) in accordance with the provisions of Article 4 and Section 5.01 of this Lease.

Section 1.10 "Proportionate Share" means the fraction which has as its numerator the Rentable Floor Area of the Leased Premises and has as its denominator the total Rentable Floor Area of the Building whether rented or not, subject only to the adjustments which follow. The total Rentable Floor Area of the Building shall be calculated as if the Building were entirely leased by tenants renting whole floors. The Rentable Floor Area of the Leased Premises, if the Leased Premises consists of or includes a part of a floor, shall be increased by the fraction of the total area of the Service Areas (as hereinafter defined) if any, on such floor, which has as it numerator the Rentable Floor Area contained in the Leased Premises on such floor and has as its denominator the sum of the Rentable Floor Areas of such floor. The lobby and entrances on the ground floor and subsurface floors used in common by tenants and mechanical equipment areas shall be excluded from the foregoing calculations. The calculation of the total Rentable Floor Area of the Building whether rented or not shall be determined by the Landlord's architect and shall be adjusted from time to time to give effect to any structural or functional change affecting the same. The calculation of the Rentable Floor Area of the Leased Premises shall be adjusted from time to time to give effect to any change therein during the Term of the Lease.

Section 1.11 "Rent" means the Basic Rent and Additional Rent.

Section 1.12 "Rentable Floor Area"

      (i) in the case of a whole floor of the Building shall include all areas within the outside walls and shall be computed by measuring to the insider surface of the glass outer building walls without deduction for columns and projections necessary to the Building and shall include Service Areas, but shall not include stairs and elevator shafts supplied


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                  by the Landlord and flues, stacks, pipe shafts or vertical ducts with their enclosing walls within the area occupied.

      (ii) in the case of a part of a floor of the Building shall include all areas occupied and shall be computed by measuring from the inside surface of the glass outer building walls to the office side of corridors or other permanent partitions and to the centre of partitions which separate the area occupied from adjoining rentable areas without deduction for columns and projections necessary to the Building and shall include Service Areas exclusively serving only the area occupied, plus a proportionate share of the non-exclusive Service Areas located on such floor, but shall not include stairs and elevator shafts supplied by the Landlord and flues, stacks, pipe shafts or verticle ducts with their enclosing walls within the area occupied.

Section 1.13 "Service Areas" shall mean the area of corridors, elevator lobbies, service elevator lobbies, toilets, air-conditioning rooms, fan rooms, janitor's closets, telephone and electrical closets serving the Leased Premises in common with other premises.

Section 1.14 "Stipulated Rate of Interest" means the prime rate of interest charged from time to time by The Royal Bank of Canada at its head office in Toronto to its most preferred borrowers, plus three percent (3%) per annum.

Section 1.15 "Taxes" shall mean all real property taxes, rates, duties, levies, fees, charges, sewer levies, local improvement rates, and assessments whatsoever imposed, assessed, levied or charged by any school, municipal, regional, provincial, federal, parliamentary or other governmental body, corporation, authority, agency or commission (including, without limitation, school boards and utility commissions) and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any of the foregoing, and including any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such taxes, rates, duties, levies, fees, charges or assessments, but excluding such taxes as capital gains taxes, corporate, income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Building or the Landlord in respect thereof and shall also include any and all taxes which may in the future be levied in lieu of taxes as hereinbefore defined.

Section 1.16 "Tenant's Taxes" shall mean the aggregate of:

      (a) all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, trade fixtures, business, income, occupancy and/or turnover of the Tenant or any other occupant of the Leased Premises, and to any leasehold improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises and to the use by the Tenant of any of the Common Areas; and,

      (b) the amount by which Taxes (whether imposed upon the Landlord or the Tenant) are increased above the Taxes which would have otherwise been payable, which increase is as a result of the use of the Leased Premises or the Tenant or any other occupant of the Leased Premises being taxed or assessed in support of separate schools.

Please see Article 19 for further Definitions.


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                                   ARTICLE 2

                       NOT NET LEASE AND SECURITY DEPOSIT

Section 2.01 NOT NET LEASE

            The Landlord and Tenant acknowledge and agree that it is intended that this Lease is not a net carefree lease to the Landlord, and the Tenant shall not be required to contribute to the Landlord's cost of maintaining, operating and managing the Building, including Taxes, utilities, caretaking, insurance and maintenance, except as expressly provided for in this Lease.

Section 2.02 SECURITY DEPOSIT - DELETED

                                   ARTICLE 3

                                 DEMISE AND TERM

Section 3.01 DEMISE AND TERM - DELETED

Continued on 5A


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                                   ARTICLE 3

                                DEMISE AND TERM

Section 3.01 DEMISE AND TERM

            In consideration of the rents, covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed:

            (a) the Landlord leases to the Tenant and the Tenant leases from the Landlord that portion of the Leased Premises comprising the entire 10th floor of the Building for and during the term (hereinafter referred to as the "Term") of five (5) years computed from the first day of June, 1995, and from thenceforth next ensuing and fully to be completed and ended on the 31st day of May, 2000, and

            (b) the Landlord leases to the Tenant and the Tenant leases from the Landlord that portion of the Leased Premises comprising the entire 11th floor of the Building for and during the term (hereinafter referred to as the "11th Floor Term") of four (4) years and five (5) months computed from the first day of January, 1996 and from thenceforth next ensuing and fully to be completed and ended on the 31st day of May, 2000, subject to the provisions for the advancement of the commencement date of the 11th Floor Term set out in Section 3.02 below.

Until the commencement date of the 11th Floor Term the expression "Leased Premises" shall mean and refer to the entire 10th floor of the Building, and from and after the commencement date of the 11th Floor Term the expression Leased Premises shall mean and refer to the entire 10th and 11th floors of the Building. Notwithstanding that the 11th Floor Term shall commence later than the Term the lease of the 10th floor of the Building and the lease of the 11th floor of the Building shall for all purposes be considered a single lease, by the Tenant, and in the event of any default by the Tenant whether before or after the commencement date of the 11th Floor Term and whether in respect of the 10th floor or the 11th floor of the Building, the Landlord shall be entitled to exercise all of its rights and remedies hereunder or at law with respect to the entire Leased Premises, being both the 10th floor and the 11th floor of the Building.

Section 3.02 EARLY OCCUPANCY

      (a) Following the execution of this Lease by both the Landlord and the Tenant the Tenant shall be entitled to occupy both the 10th floor of the Building and the 11th floor of the Building prior to the commencement date of the Term, but not less than one (1) business day's written notice to the Landlord, for the purposes of installation of its trade fixtures, furniture, equipment, and telephone and computer cabling. The Tenant shall be bound by all of the terms, conditions, covenants and provisos of this Lease during any such period of occupation prior to the commencement date of the Term, and with respect to the 11th Floor of the Building prior to the commencement date of the 11th Floor Term, save and except that during such period or periods the Tenant shall not be required to pay (subject to subparagraph (b) below) any Basic Rent or Additional Rent. The Tenant shall be required to pay Tenant's Taxes and to pay for any Additional Services during any such period of early occupancy;


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      (b)   If the Tenant occupies any portion of the 11th floor of the Building for the purposes of carrying on business prior to January 1st, 1996, the commencement date of the 11th Floor Term shall be advanced to the date that the Tenant first so occupies a portion of the 11th floor of the Building for the purposes of carrying on its business, and the twelve (12) month Basic Rent free period described in
            Section 4.01 hereof shall commence on the same date, but the expiration date of the 11th Floor Term shall remain May 31, 2000.

            The commencement date of the Term and the Basic Rent free period for the 10th floor shall not be advanced if the Tenant carries on business on the 10th Floor of the Building prior to the commencement date of the Term.


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                                   ARTICLE 4

                                      RENT

Section 4.01 BASIC RENT - Continued on 6A

            The Tenant shall pay yearly and every year during the Term to the Landlord, without any deduction, abatement, set-off or diminution whatsoever, a Basic Rent.

Section 4.02 ADDITIONAL RENT

            The Tenant shall pay to the Landlord, yearly and every year during the Term, as additional rent ("Additional Rent"):

      (a) the amount of any Taxes payable by the Tenant to the Landlord pursuant to Article 6 hereof; plus

      (b) the amount of any payments required to be made by the Landlord on account of the cost of utilities supplied to the Leased Premises, together with the cost of lamp and bulb replacements, in accordance with the provisions of Section 5.03 hereof; plus

      (c) The tenant's Proportionate Share of the Operating Costs Escalation in accordance with Section 5.01, including, without limitation, the cost of providing caretaking and cleaning services to the Leased Premises in accordance with the provisions of Section 5.02 hereof; plus

      (d)   the cost of Additional Services in accordance with the provisions of
            Section 7.12 hereof.

Section 4.03 PAYMENT OF ADDITIONAL RENT

            The Additional Rent specified in Section 4.02 hereof, shall be paid and adjusted with reference to a period of twelve (12) calendar months. The Landlord shall have the options from time to time to select a different fiscal period of twelve months or broken portion thereof by notice to the Tenant. After the commencement of the Term, the Landlord shall advise the Tenant, in writing, of its estimate of the Additional Rent to be payable by the Tenant for the period which commenced upon the commencement date of the Term until the end of the respective calendar year, and the 90 days after the commencement of each succeeding calendar period (which commences during the Term) the landlord shall advise the Tenant in writing of its estimate for the Additional Rent to be incurred in such period or broken portion thereof. Such estimate shall in every case by a reasonable estimate and based wherever possible upon previous operating expenses and, if required by the Tenant, shall be accompanied by reasonable particulars of the manner on which it was arrived at. The Additional Rent payable by the Tenant shall be paid in equal monthly instalments in advance of the first day of each and every month during the Term based on the Landlord's estimate as aforesaid. From time to time the Landlord may re-estimate on a reasonable basis, the amount of Additional Rent for any calendar year or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly instalments for the remaining balance of such calendar year or broken portion thereof such that, after giving credit for the instalment paid by the Tenant on the basis on the previous estimate or estimates, all the Additional Rent will have been paid during such calendar year or broken portion thereof. Within ninety (90) days after the end of each of the Landlord's fiscal period or broken period thereof (or with respect to any component of Additional Rent which cannot be computed within such ninety (90) day period, within thirty (30) days after the Landlord shall have received the information necessary to compute such component of Additional
Rent), the Landlord shall submit to the Tenant a detailed statement of actual additional rent payable and a calculation of the amounts by which the Additional Rent


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Section 4.01 BASIC RENT, BASIC RENT FREE PERIOD continued

      .......subject to the Basic Rent free period described in subparagraph (b)
below Basic Rent of:

      (i) from the commencement date of the Term until the commencement date of the 11th Floor Term the annual sum of ONE HUNDRED AND SIXTEEN THOUSAND EIGHT HUNDRED NINETY-TWO DOLLARS ($116,892.00) of lawful money of Canada payable in equal monthly instalments of NINE THOUSAND SEVEN HUNDRED FORTY-ONE DOLLARS ($9,741.00) each in advance on the first day of each and every month during the said period; and

      (ii) from and after the commencement date of the 11th Floor Term until the expiration of the Term the annual sum of TWO HUNDRED AND THIRTY-TREE THOUSAND SEVEN HUNDRED EIGHTY-FOUR DOLLARS ($233,784.00) of lawful money of Canada payable in equal monthly instalments of NINETEEN THOUSAND FOUR HUNDRED AND EIGHTY-TWO DOLLARS ($19,482.00) each in advance on the first day of each and every month during the said period.

Such payments of Basic Rent to be made by the cheque or money order payable to the Landlord at 700 Bay Street, Toronto, Ontario or as the Landlord may direct from time to time.

            It is acknowledged and agreed that the Basic Rent is based on an annual rental of SEVENTEEN DOLLARS ($17.00) per square foot of Rentable Floor Area of the Leased Premises. The Landlord shall provide the Tenant with an architect's certificate of measurement setting out the Rentable Floor Area of the Leased Premises which shall be determined by the Landlord's Architect acting reasonably, in accordance with the Building Owners and Managers Association definition of rentable area of office premises. The Landlord's Architect's Certificate as to the Rentable Floor Area of the Leased Premises shall be conclusive and binding upon the parties hereto. If the certificate of measurement prepared by the architect reveals that the number of square feet of Rentable Floor Area of the Leased Premises is greater or less than Six Thousand Eight Hundred Seventy-Six (6,876) square feet with respect to the 10th floor of the Building and Six Thousand Eight Hundred Seventy-Six (6,876) square feet with respect to the 11th floor of the Building and Thirteen Thousand Seven Hundred and Fifty-Two (13,752) square feet in the aggregate the Basic Rent payable pursuant to this section shall not be the amount set out above, but shall be an amount equal to SEVENTEEN DOLLARS ($17.00) times the number of square feet of Rentable Floor Area of the 10th floor of the Building as set out in the said architect's certificate for the period from and after the commencement date of the Term until the commencement date of the 11th Floor Term, and shall be an amount equal to SEVENTEEN DOLLARS ($17.00) times the number of square feet of Rentable Floor Area of the 10th floor and the 11th floor of the Building as set out in the said architect's certificate for the period from and after the commencement date of the 11th Floor Term.

      (b) Notwithstanding the provisions of subparagraph 4.01(a) above the Tenant shall not be required to pay any Basic Rent with respect to the 10th floor of the Building for the first twelve (12) months of the Term, being the period from and including June 1st, 1995 to May 31st, 1996, and the Tenant shall not be required to pay any Basic Rent with respect to the 11th floor of the Building during the first twelve (12) months following the commencement date of the 11th Floor Term. The parties acknowledge and agree that the said Basic Rent free period with respect to the 10th floor of the Building will probably expire prior to the expiration of the said Basic Rent free period with respect to the 11th floor of the Building. In such case from June 1st, 1996 until the expiration of the said Basic Rent free period with respect to the 11th floor of the


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Building the Tenant will pay Basic Rent at the rental rate per square foot of
Rentable Floor Area described above with respect to the 10th floor of the Building and upon the expiration of the said Basic Rent free period with respect to the 11th floor of Building the Tenant shall pay the full Basic Rent based on the Rentable Floor Area of the 10th floor and 11th floor of the Building as described above. If the commencement date of the 11th Floor Term is not the first day of a calendar month Basic Rent of the 11th floor of the Building at the rate per square foot of Rentable Floor Area described above will be pro-rated on a daily basis and Basic Rent for the broken part of the month in which such Basic Rent free period expires will be paid on the day that is one year after the commencement date of the 11th Floor Term.


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payable by the Tenant exceeds or falls short, as the case may be, of the aggregate instalments paid by the Tenant on account of Additional Rent for the calendar year.

            Within thirty (30) days after the receipt of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such calendar year or broken portion thereof, exceeds the aggregate of the monthly payments made by it on account thereof during such calendar year or broken portion thereof or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments. In the event of any dispute by the Tenant of the amount of Additional Rent payable, an opinion of the Landlord's auditors shall be conclusive as to the amount thereof for any period to which such opinion relates.

Section 4.04 ACCRUAL OF RENT

            Rent shall be considered as accruing from day to day hereunder, and where it becomes necessary to calculate such Rent for an irregular period of less than one year or less than one calendar month, an appropriate apportionment and adjustment shall be made, including an apportionment and adjustment of Additional Rent. Where the calculation of Additional Rent cannot be made until after the termination of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the termination hereof, and such amount shall be payable by the Tenant upon demand by the Landlord.

Section 4.05 NO SET-OFF

            The Tenant hereby expressly waives the benefits of Section 35 of the Landlord and Tenant Act and any amendments thereto and any present of future Act of the Province of Ontario permitting the Tenant to claim a set-off against Rent for any case whatsoever.

Section 4.06 ADDITIONAL RENT TREATED AS RENT

            All Additional Rent shall be payable and recoverable as Rent, but in the manner as herein provided, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears in Rent.

Section 4.07 RENT PAST DUE

            If the Tenant fails to pay, when the same is due and payable, any Basic Rent, Additional Rent or other amounts payable by the Tenant under this Lease, such unpaid amounts bear interest at an annual rate equal to the Stipulated Rate of Interest.

                                   ARTICLE 5

                  OPERATING, CARETAKING, AND ELECTRICITY COSTS

Section 5.01 OPERATING COSTS

            The Tenant covenants to pay to the Landlord, as Additional Rent, its Proportionate Share of Operating Costs. Escalation Payments shall be made in accordance with the provisions of Section 4.02 and 4.03 hereof and Section 19.

Section 5.02 CARETAKING COSTS

            The Tenant acknowledges that the Landlord is permitted to include the cost of providing caretaking and cleaning services mentioned in Section 9.08 and 9.09 of the Lease within the definition of "Operating Costs" contained in
Section 1.09 hereof. Provided, however, that if the Landlord is not providing such caretaking and cleaning services for all premises leased to tenants of the Building then the Landlord, acting reasonably, shall make an allocation of that portion of such costs which is reasonably attributable to the Leased Premises and, to the extent that the same are not including in Operating Costs, the Tenant covenants to pay to the Landlord as additional rent the amount by which the cost of providing caretaking and cleaning services to the Leased Premise mentioned in Section 9.08 and 9.09 hereof exceeds the amount of such costs for the calendar year 1995 reasonably attributable to the Leased Premises as estimated by the Landlord acting reasonably. In the event of any dispute by the Tenant of the amount


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exceeds the amount that such costs would have been for the calendar year 1995 if the 10th floor and 11th floor of the Building had been occupied by the Tenant for the purposes of carrying on business for the entire calendar year 1995, as reasonably estimated by the Landlord.

                                     - 8 -


of such costs, an opinion of the Landlord's auditors shall be conclusive as to the amount thereof for any period to which such opinion relates. Payments shall be made in accordance with the provisions of Section 4.02 and 4.03 hereof. Payment shall be made in accordance with the provisions of Section 4.02 and 4.03 hereof.

Section 5.03 ELECTRICITY COSTS

            The Tenant covenants to pay to the Landlord as Additional Rent the amount by which, the cost of electric current supplied to the Leased Premises, but not including the cost of electric current included in Operating Costs, as defined.* The Tenant further covenants to pay to the Landlord the total cost of any replacement of electric light bulbs, tubes and ballasts in the Leased Premises to replace those installed at the commencement of the Term. The Landlord may adopt a system of re-lamping and re-ballasting periodically on a group basis in accordance with good practise in this regard and the Tenant shall pay the actual cost, including parts and labour. "For greater clarity the Tenant's obligation to pay the escalation of the cost of supplying electric current as set out in this Section 5.03 is limited to increases in the cost of electric current supplied to the Leased Premises. The cost of electric current supplied to Common Areas is included in the calculation of Operating Costs pursuant to Section 1.09 (f) of this Lease, and pursuant to Section 5.01 above the Tenant's obligation with respect to such Operating Costs is limited to payment of its Proportionate Share of the Operating Costs Escalation."

                                   ARTICLE 6

                                     TAXES

Section 6.01 PAYMENT OF TENANT'S TAXES

            The Tenant covenants to pay all Tenant's Taxes, as and when the same become due and payable. Where any Tenant's Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord, as Additional Rent, within ten (10) day after written demand.

Section 6.02 TENANT'S PROPORTIONATE SHARE OF LANDLORD'S TAXES

            The Tenant covenants to pay to the Landlord, as Additional Rent the Landlord's Taxes Escalation in each calendar year. Payments shall be made in accordance with the provisions of Section 4.02 and 4.03 hereof.

Section 6.03 PAYMENT OF LANDLORD'S TAXES - APPEALS

            The Landlord covenants to pay all Landlord's Taxes, subject, nevertheless, to the payments on account of Landlord's Taxes required to be made by the Tenant elsewhere in this Lease. The Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Building. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it under the provisions of this Section 6.03 to the extent permitted by law, and the Tenant shall co-operate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

Section 6.04 DETERMINATION OF TAXES

            In the event that the Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord's Taxes, Tenant's Taxes, assessment or Landlord's Taxes attributable to the Office Section and the land attributable thereto, such allocation shall be made by the Landlord, acting reasonably. In the event of any dispute as to the amount of such allocation, an allocation made by a professional tax consultant appointed by the Landlord shall be conclusive.

Section 6.05 RECEIPTS

            Whenever requested by the Landlord, the Tenant will deliver to it receipts for payment of all the Tenant's Taxes and furnish such other information in connection therewith as the Landlord may reasonably require.


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                                   ARTICLE 7

                           TENANT'S FURTHER COVENANTS

            THE TENANT FURTHER COVENANTS WITH THE LANDLORD as follows:

Section 7.01 REPAIR

            To keep in a good and reasonable state of repair, and consistent with the general standards of first-class office buildings in Metropolitan Toronto, but subject to Section 10.01 and with the exception of reasonable wear and tear, the Leased Premises including all leasehold improvements and all trade fixtures therein and all glass therein (excluding the glass portions of exterior walls thereof) but with the exception of structural members or elements of the Leased Premises and defects in construction performed or installations made by the Landlord and insured damage therein.

Section 7.02 STATE OF REPAIR

            That the Landlord may enter and view the state of repair, and that the tenant will repair according to notice in writing, and that the Tenant will leave the Leased premises in a good and reasonable state of repair, subject always to the exceptions referred to in Section 7.01.

Section 7.03 NOTICE OF ACCIDENT, DEFECTS, ETC.

            To give to the Landlord prompt written notice of any accident to or defect in the plumbing, water pipes, heating and/or any air-conditioning apparatus, electrical equipment, conduits or wires or other wires or of any damage or injury to the Leased Premises or any part thereof howsoever caused; provided that nothing herein shall be construed so as to require repairs to be made by the Landlord except as expressly provided in this Lease.

Section 7.04 REPAIR WHERE TENANT AT FAULT

            If the Building including the Leased Premises, the glass portions of exterior walls elevators, boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating or air-conditioning the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment is destroyed through negligence, carelessness or misuse of the Tenant, his servants, agents, employees or anyone permitted by him to be in the Building, or through him or them in any way stopping up or injuring the heating apparatus, elevators, water pipes, drainage pipes or other equipment or part of the Building, the expense of the necessary repairs, replacements or alterations plus a 15% surcharge for administration costs shall be borne by the Tenant who shall pay the same to the Landlord forthwith on demand.

Section 7.05 RULES AND REGULATIONS

            The Tenant and his employees and all persons visiting or doing business with him on the Leased Premises shall be bound by and shall observe the Rules and Regulations attached to this Lease. The Landlord shall have the right at any time and from time to time to make or vary such reasonable Rules and Regulations on Schedule "B" as may be desirable in the sole judgement of the Landlord (but not inconsistent with the provisions of this Lease) for the safety, care, cleanliness, operation and maintenance of the Building and premises and accessories, and for the preservation of good order therein. The Landlord may waive or vary such Rules and Regulations for any one or more tenants without waiving or varying them for all. The Landlord shall not be responsible to the Tenant for the non-observance of any such Rules and Regulations by any other tenant. The Landlord agrees to notify the Tenant in writing of any changes in Rules and Regulations.


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Section 7.06 USE OF PREMISES

            The Leased Premises shall be used only for business offices, a small scale custom workshop, and research laboratory or for any other use permitted by the applicable zoning by-laws and other legislation and which has the prior written approval of the Landlord and the Tenant shall not carry on or permit to be carried on therein any other trade or business, and the Tenant shall not do or permit to be done or omitted upon the Leased Premises anything which shall cause the rate of insurance upon the Building to be increased and if the rate of insurance on the Building shall be increased by reason of the use made of the Leased Premises or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, the Tenant shall on demand pay to the Landlord the amount of such increase.

See Section 19.02(b) for further provisions regarding Use of Premises.

Section 7.07 CANCELLATION OF INSURANCE

            If any insurance policy upon the Building shall be about to be cancelled by the insurer by reason of the use of the Leased Premises, the Landlord shall give written notice of such proposed cancellation to the Tenant, and the Tenant shall not later than five (5) days prior to the cancellation date set forth in such notice, stop such use or otherwise arrange for reinstatement of such policy, otherwise the Landlord may, in addition to all other rights it may have, at its option terminate this Lease and upon such termination Rent shall be apportioned and paid in full to the date of such termination, and the Tenant shall deliver possession of the Leased Premises forthwith in a neat and tidy condition to the Landlord, and the Landlord may re-enter and take possession of same.

Section 7.08 OBSERVANCE OF LAW

            To comply with all provisions of law including without limitation, federal and provincial legislative enactments, building by-laws, and any other governmental or municipal regulations which relate to the partitioning, equipment, operation and use of the Leased Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. And to comply with all police, fire and sanitary regulations imposed by any federal, provincial or municipal authorities or made by fire insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Leased Premises.

Section 7.09 WASTE AND NUISANCE

            No to do or suffer any waste or damage, disfiguration or injury to the Leased Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof; and not to place therein any safe, heavy business machine or other heavy object without first obtaining the consent in writing of the Landlord (not to be unreasonably withheld); and not to use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business and not to cause or permit any nuisance in, at or on the Leased Premises.

Section 7.10 INFLAMMABLE OR DANGEROUS SUBSTANCES

            The Tenant covenants not to bring into or store in the Leased Premises any inflammable liquid or dangerous or explosive materials.

Section 7.11 NO DEFACING

            The Tenant shall not drill, drill into, or in any way deface the walls, ceilings, partitions, floors, wood, stone or ironwork within the Leased Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld. Boring, cutting or stringing of wires or pipes shall not be done except with the prior written consent of the Landlord, and as it may direct. In the event of any violation of the provisions hereof, the Landlord may, in addition to any other remedies it may have hereunder, repair any


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                                     - 11 -


damage and the Tenant shall pay the cost thereof plus an administrative charge of fifteen percent (15%) of such cost, to the Landlord, forthwith upon demand, as Additional Rent.

Section 7.12 ADDITIONAL SERVICES

            The cost of additional services provided to the Tenant shall be paid to the Landlord upon the Tenant receiving invoices for such additional services. Additional services means any service and/or supervision requested by the tenant and supplied by the Landlord and not otherwise provided for as a service to tenants generally the costs of which are included in Operating Costs under this Lease. By way of example, additional services may include steam cleaning or carpets, moving furniture and making repairs or alterations to the Tenant's leasehold improvements. The amount charged to the Tenant for an additional services shall include all direct costs incurred by or on behalf of the Landlord in rendering the additional service plus fifteen (15%) of the aforementioned costs to cover the Landlord's overhead.

Section 7.13 ENTRY BY LANDLORD

            To permit the Landlord, its servants or agents or contractors, to enter upon the Leased Premises at any time and from time to time for the purpose of inspecting and making repairs, alterations or improvements to the Leased Premises or to the Building, or for the purpose of having access to the utilities and services (which the Tenant agrees not to obstruct), and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord, its servants or agents may at any time from time to time enter upon the Leased Premises to remove any article or remedy any condition which in the opinion of the Landlord, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance as referred to in Section 7.07 and such entry by the Landlord shall not be deemed to be a re-entry. Provided that the Landlord shall proceed hereunder in such manner as to minimize interference with the Tenant's use and enjoyment of the Leased Premises.

Section 7.14 INDEMNITY

            To indemnify and save harmless the Landlord against and from any and all claims, including without limiting the generality of the foregoing, all claims for personal injury and property damage, arising from the conduct of any work or by or through any act or omission of the Tenant or any assignee, subtenant, agent, contractor, servant , employee, invitee or licensee of the Tenant, and against and from all costs, counsel fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon. This indemnity shall survive the expiry or sooner determination of this Lease.

Section 7.15 EXHIBITING PREMISES

            To permit the Landlord or its agents to exhibit the Leased Premises to prospective tenants or other persons having written authority from the Landlord or the agents of the Landlord to view the premises during normal business hours of the last ten (10) months of the Terms. The Landlord shall have the further right to enter upon the Leased Premises during the Term to exhibit the Building to any prospective purchaser or mortgagee thereof.

Section 7.16 ALTERATIONS, LIENS

            Not to make or erect in or to the Leased Premises any installations, alterations, additions or partitions without submitting drawings and specifications to the Landlord and obtaining the Landlord's prior written consent in each instance, which the Landlord shall not unreasonably withhold, (and the Tenant must further obtain the Landlord's prior written consent to any change or changes in such drawings and specifications submitted as aforesaid, subject to payment of the cost to the Landlord of having its architects approve of such changes, prior to proceeding with any work based on such drawings or specifications); such work may be performed by contractors engaged by the Tenant but in each case only under written contract approved in writing by the Landlord and subject to all reasonable conditions


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which the Landlord may impose, provided nevertheless that the Landlord may at its option require that the Landlord's contractors be engaged for any mechanical or electrical work; without limiting the generality of the foregoing, any work performed by or for the Tenant shall be performed by competent workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed in the Building by the Landlord, its contractors or subcontractors; the Tenant shall submit to the Landlord's reasonable supervision over construction and promptly pay to the Landlord's or the Tenant's contractors, as the case may be, when due, the cost of all such work and of all materials, labour and services involved therein and of all decoration and all changes in the Building, its equipment or services, necessitated thereby. The Tenant covenants that he will not suffer or permit during the Term hereof any Construction Lien for work, labour, services or materials, ordered by him or for the cost of which he may be in any way obligated to attach to the Leased Premises or to the Building and that whenever and so often as any such liens shall attach or claims therefor shall be filed the Tenant shall within seven (7) days after the Tenant has notice of the claim for lien procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law. And the Tenant further covenants that whenever and so often as a certificate of action or Construction Lien is registered relating to any of the liens referred to in the next preceding sentence, the Tenant shall within seven (7) days after the Tenant has notice of the registration of such certificate of action have the same vacated.

If the Tenant fails to discharge or vacate as aforesaid the Landlord may vacate or discharge same, and any amounts paid by the Landlord in vacating or discharging as aforesaid shall immediately become payable by the Tenant as Rent.

Section 7.17 SUPERVISION COST

            To pay the Landlord its actual costs paid to third parties for plan and drawing review, granting of approvals, and supervision in connection with any leasehold improvements or alterations carried out by or on behalf of the Tenant including engineering and legal costs if any; Provided that no such costs shall be payable by the Tenant in connection with its initial installation of its leasehold improvements.

Section 7.18 GLASS

            To pay the cost of replacement of glass with as good quality and size of any glass broken on the Leased Premises during the continuance of this Lease, unless the Tenant can prove that such breakage is the result of an act of the Landlord, its employees, servants, agents, contractors, licensees or invitees.

Section 7.19 WINDOW COVERINGS

            To comply with the Landlord's scheme of uniform window covers for the windows of the Building and not use any drapes or curtains except such as have lining on the side thereof facing the interior surface of exterior windows of a colour, shade and material approved by the Landlord.

Section 7.20 SIGNS

            Not to erect or maintain any sign, picture, advertisement, notice, lettering, flag, decoration or direction upon any part of the outside walls of the Building or in any common area of the Building or upon either the outside or inside of the windows or doors of the Leased Premises except such as are provided by the Landlord under the provisions of Section 9.12.

Section 7.21 NAME OF BUILDING

            Not to refer to the Building by any name other than that designated from time to time by the Landlord nor to use such name for any purpose other than the business address of the Tenant, and the Tenant may use the name of the Building for the business address of the Tenant for no other purpose, provided the Tenant may use the municipal number instead of the name of the Building.


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Section 7.22 KEEP TIDY

            At the end of each business day to leave the Leased Premises in a reasonably tidy condition for the purpose of the performance of the Landlord's cleaning services.

                                   ARTICLE 8

                               LANDLORD COVENANT

Section 8.01 Quiet Enjoyment

            THE LANDLORD COVENANTS WITH THE TENANT for quiet enjoyment.

                                   ARTICLE 9

                          LANDLORD'S FURTHER COVENANTS

Section 9.01

            THE LANDLORD FURTHER COVENANTS WITH THE TENANT AS FOLLOWS:

Section 9.02 LANDLORD'S REPAIRS

      (a) To keep in a good and reasonable state of repair, and consistent with the general standards of first-class office buildings in Metropolitan Toronto, but subject to Section 12.01 and with the exception of reasonable wear and tear:

            (i) Those portions of LuCliff Place consisting of lobbies, landscaped areas, entrances and other facilities from time to time provided for common use and enjoyment, and the exterior portions of all buildings and structures from time to time forming part of LuCliff Place and affecting its general appearance.

            (ii) The buildings and structures comprising LuCliff Place (other than the Leased Premises) and premises of other tenants, including the residential and retail portions of LuCliff Place) including the foundation, roof, exterior walls including glass portions thereof, the systems for interior climate control, the elevators, entrances, stairways, corridors and lobbies and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building and LuCliff Place and the systems provided for bringing utilities to the Leased Premises;

            (iii) The structural members or elements of the Leased Premises; and

      (b) To repair defects in construction performed or installations made by the Landlord in the Leased Premises and insured damage therein;

      (c) The Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of the Tenant, or the Tenant's servants, clerks, employees, invitees or other persons or by reason of failures of equipment, facilities or systems or reasonable delays in the performance of repairs, replacements and maintenance, unless caused by the deliberate act or omission, or the negligence of the Landlord, its servants, agents or employees.


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Section 9.03 HEATING

            To provide heating of the Leased Premises to an extent sufficient to maintain therein at all time during normal business hours, except during the making of repairs, a reasonable temperature; but should the Landlord make default in so doing, it shall not be liable for indirect or consequential damages or damages for personal discomfort or illness.

Section 9.04 AIR-CONDITIONING

            To operate, as reasonably necessary during business hours the air-conditioning equipment and systems serving the Leased Premises; in case such equipment or systems be damaged or destroyed, or, in the opinion of the Landlord, require repairs, inspections, overhauling or replacement, the Landlord shall carry out such work with all reasonable speed, but shall not be liable for any damages, direct, indirect or consequential, or for personal discomfort or illness of the Tenant or his, its or their servants, clerks, employees, invitees, or other persons by reason of the resulting interruption in air-conditioning nor shall Rent abate during any such interruptions. The Tenant's interior office layout, submitted to the Landlord for approval pursuant to Section 7.16 hereof, shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the heating and air-conditioning engineers of the Landlord, in order to secure maximum efficiency of the heating and air-conditioning systems serving the Leased Premises. The Tenant covenants to keep all air-conditioning vents within the Leased Premises free and clear of all obstructions and objects. The Tenant acknowledges that 6 months may be required after the Tenant has fully occupied the Leased Premises in order to adjust and balance the heating and air-conditioning systems.

Section 9.05 ELEVATOR

            To furnish, except when repairs are being made, passenger elevator service during normal business hours; operatorless automatic elevator service, if used, shall be deemed "elevator service" within the meaning of this paragraph; and to permit the Tenant and the employees of the Tenant to have the free use of such elevator service in common with others, but the Tenant and such employees and all other persons using the same shall do so at their sole risk and under no circumstances shall the Landlord be held responsible for any damage or injury happening to any person while using the same or occasioned to any person by any elevator or any of its appurtenances except for such damage or injury resulting from the negligence of the Landlord, its servants or employees. In case the elevators of the Building shall be injured or destroyed or be in the course of replacement or rebuilding, the Landlord shall commence the repair thereof as soon as may be conveniently done and shall repair or replace the same and put the same in working order. There shall be no liability on the Landlord for any claim in respect of any failure by the Landlord to provide elevator service during any power failure or other cause beyond the control of the Landlord or by reason of the carrying out of any repairs, maintenance or replacement of elevators, nor shall there be, consequent upon the foregoing, any repayment or reduction in the Rent reserved hereby.

Section 9.06 ACCESS

            To permit the Tenant and the employees of the Tenant and all persons lawfully requiring communication with them to have the use during normal business hours in common with others of the common areas of the Building, including the main lobby of LuCliff Place, stairways, corridors on the floor or floors on which the Leased Premises are situate, elevators and washrooms therein. It is agreed that the Tenant and all other persons permitted to use such common areas shall do so at his, her or their sole risk with no liability attributable to the Landlord in any circumstances. At times other than during normal business hours the Tenant and the employees of the Tenant and persons lawfully requiring communications with the Tenant shall have access to the Building and to the Leased Premises and use of the elevators only in accordance with the Rules and Regulations.


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Section 9.07 WASHROOMS

            To permit the Tenant and the employees of the Tenant in common with others entitled thereto to use those washrooms in the Building on the floor or floors on which the Leased Premises are situated, and which are not entirely within the premises of another Tenant.

Section 9.08 CARETAKING

            To provide janitor and cleaning services, including outside window washing, to the Building including the Leased Premises and common areas of the Building, such services to be rendered substantially in accordance with the standards of office buildings of a similar type in Toronto as of the date of this Lease. The Tenant acknowledges and agrees that it shall be solely responsible for the cleaning and maintenance of all carpets, broadloom or drapes in the Leased Premises. It is further agreed that the Landlord shall not be responsible for any act or omission on the part of any person or persons employed to perform such work, and shall not be responsible for any loss or damages occasioned by any such persons.

Section 9.09 MAINTENANCE OF COMMON AREAS - Deleted

Section 9.10 LIGHTING

            To light adequately, when reasonably required, the common areas of the Building except at such times as electric current may not be supplied to the Landlord and except during breakdowns in equipment, and during the making of repairs.

Section 9.11 DIRECTORY BOARD

            The Landlord shall install a directory board in the main lobby of the Building containing the names of tenants of space in the Building. The Tenant shall be entitled to have his name shown upon the directory board, but the Landlord shall, in its sole discretion, design the style of such identification and allocate the space of the directory board for each Tenant. The Landlord shall, at the request and cost of the Tenant, cause to be painted on or affixed to the entrance door of the Leased Premises the name of the Tenant in accordance with the Landlord's uniform scheme of lettering for such doors.

                                   ARTICLE 10

                              FIXTURES, INSURANCE

Section 10.01 FIXTURES

            All installations, alterations, additions, partitions and fixtures in or upon the Leased Premises, whether placed there by the Tenant or Landlord, shall, immediately upon such placement, be the Landlord's property without compensation therefor to the Tenant and, except as hereinafter mentioned in this
Section 10.01, shall not be removed from the Leased Premises by the Tenant at any time either during or after the Term. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair or maintain the Tenant's installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant; and further notwithstanding anything herein contained, the Landlord shall have the right upon the termination of the Lease by effluxion of time or otherwise to require the Tenant to remove his


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installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant and to make good any damage caused to the Leased Premises by such installation or removal. Provided that the Tenant may, if it is not in default, remove its trade fixtures at the expiration or sooner termination of this Lease, making good any damage caused to the Leased Premises by such installation or removal. The Landlord agrees that the Tenant's fumehoods shall be deemed to be Tenant's trade fixtures.

Section 10.02 TENANT'S INSURANCE

            The Tenant shall take out and keep in force during the Term:

      (a) Comprehensive general public liability (including bodily injury, death and property damage) insurance on an occurrence basis with respect to the business carried on, in or from the Leased Premises and the Tenant's use and occupancy thereof not less than ONE MILLION DOLLARS ($1,000,000.00) which insurance shall include the Landlord as a named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured; and

      (b) Insurance in respect of fire and other such perils as are from time to time defined in the usual extended coverage endorsement covering the Tenant's trade fixtures and the furniture and equipment of the Tenant and all leasehold improvements of the Tenant, and which insurance shall include the Landlord as a named insured as the Landlord's interest may appear with respect to insured leasehold improvements and provide that any proceeds recoverable in the event of loss to leasehold improvements shall be payable to the Landlord (but the Landlord agrees to make available such proceeds towards the repair or replacement of the insured property if this Lease is not terminated pursuant to any other provision hereof).

            All insurance required to be maintained by the Tenant hereunder, shall contain full replacement cost coverage and shall be on terms and with insurers to which the Landlord has no reasonable objection. The Tenant shall furnish to the Landlord if and whenever requested by it, certificates or other evidence acceptable to the Landlord as to the insurance from time to time required to be effected by the Tenant and its renewal or continuation in force. If the Tenant shall fail to take out, renew and keep in force such insurance the Landlord may do so as the agent of the Tenant and the Tenant shall repay to the Landlord any amounts paid by the Landlord as premiums forthwith upon demand.

                                   ARTICLE 11

                     LICENCES, ASSIGNMENTS AND SUBLETTINGS

Section 11.01 LICENCES, ETC.

            The Tenant shall not permit any part of the Leased Premises to be used or occupied by any person other than the Tenant, and the employees of the Tenant, or permit any part of the Leased Premises to be used or occupied by a licensee or concessionaire, or permit any persons to be upon the Leased Premises other than the Tenant, and its employees, customers and others having lawful business with them.

Section 11.02 ASSIGNMENTS AND SUBLETTINGS

            The Tenant shall not assign this Lease or sublet the whole or any part of the Leased Premises unless:

      (1) it shall have received or procured a bona fide written offer therefor to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach any provisions of this Lease if this Section 11.02 is complied with and which the Tenant has determined to accept subject to this Section 11.02 being complied with, and


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      (2)   it shall have first requested and obtained the consent in writing of the Landlord thereto;

      (3) total rent to be paid by the assignee or subtenant which exceeds the Basic Rent and Additional Rent, on a proportionate basis relative to the space occupied, to be paid by the present Tenant to the Landlord under the terms of the Lease, shall be paid to the Landlord;

      (4) any fee, payment, charge or other consideration payable by the subtenant or assignee in respect of the Tenant's assignment of this Lease or subletting of the Leased Premises shall accrue to the benefit of and shall be paid to the Landlord.

            Any request for such consent shall be in writing and accompanied by a true copy of such offer, and the Tenant shall furnish to the Landlord all information available to the Tenant or any additional information requested by the Landlord, as to the responsibility, reputation, financial standing and business of the proposed assignee or subtenant. Within fifteen (15) days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder (and if no such information has been requested, within fifteen (15) days after receipt of such request for consent) the Landlord shall have the right upon notice in writing to the Tenant, if the request is to assign this Lease or sublet the whole of the Leased Premises, to cancel and terminate this Lease, or if the request is to sublet a part of the Leased Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date sixty (60) days following the giving of such notice, and in such event the Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with such notice and Rent shall be apportioned and paid on the date of surrender and, if a part only of the Leased Premises is surrendered, Rent shall thereafter abate proportionately. If the Landlord shall not exercise the foregoing right of cancellation then the Landlord's consent to the Tenant's request for consent to assign or sublet shall not be unreasonably withheld and if such consent shall be given, the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise, and within six (6) months after the Tenant's request for consent and only upon the assignee or sub-tenant entering into an agreement with the Landlord in form satisfactory to the Landlord's solicitors to perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept including payment of Rent and all other sums and payments agreed to be paid or payable under this Lease on the days and at the times and in the manner herein specified.

            Whether or not the Landlord consents to any request as aforesaid, the Tenant shall pay to the Landlord all reasonable costs incurred by the Landlord in considering any request for consent and in completing any of the documentation involved in implementing any such assignment or sublet including the agreements between the Landlord and each of the Tenants and any assignee or subtenant.

            Without limitation, the Tenant shall for purposes of this paragraph 11 be considered to assign or sublet in any case where it permits the Leased Premises or any portion thereof to be occupied by persons other than the Tenant, its employees and others engaged in carrying on the business of the Tenant, whether pursuant to the assignment, subletting, license or other right, and shall also include any case where any of the aforegoing occurs by operation of law. The Tenant shall also be considered to assign or sublet if the Tenant is a corporation of which this Lease is, in the reasonable opinion of the Landlord, a material asset or a material liability and control of such corporation changes, and to permit the application of this provision the Tenant (if a corporation) covenants to notify the Landlord of any proposed change of control.


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Section 11.03 RELEASE OF TENANT

            In no event shall any assignment or subletting to which the Landlord may have consented, release or relieve the Tenant from its obligations to fully perform all the terms, covenants and conditions of this Lease on its part to be performed. No consent by the Landlord to any assignment or subletting shall be construed to mean that the Landlord has consented or will consent to any further assignment or subletting. The tenant agrees that it will sign the agreement which is to be signed by any assignee or sub-tenant as described in Section
11.02 above, and will agree to be jointly and severally liable with such assignee or subtenant.

                                   ARTICLE 12

                             DAMAGE AND DESTRUCTION

Section 12.01 ABATEMENT AND TERMINATION

            It is agreed between the Landlord and the Tenant that:

      (a) In the event of damage to the Leased Premises or to the Building or other portions of LuCliff Place affecting access or services essential to the Leased Premises, and if the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of ten
            (10) days, then

            (i) Unless the damage was caused by the fault or negligence of the Tenant or its employees, invitees or others under its control, from and after the expiration of ten (10) days after the occurrence of the damage and until the Leased premises are again reasonably capable of use and occupancy as aforesaid, Basic Rent (but not any other payments required to be made by the Tenant hereunder) shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

            (ii) Unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be (according to the nature of the damage and their respective obligations to repair as provided in Sections 9.03 and 7.01, shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence, and

      (b)   If either:

            (i)   the Leases Premises, or

            (ii) premises whether of the Tenant or other tenants of LuCliff Place comprising in the aggregate half on more of the Rentable Area of the Building or of LuCliff Place,

            are substantially damaged or destroyed by any cause to the extent such that in the reasonable opinion of the Landlord they cannot be repaired or rebuilt within one hundred and eighty (180) days after the occurrence of the damage or destruction, the Landlord or Tenant may at its option, exercisable by written notice to the other given within thirty (30) days of the occurrence of such damage or destruction, terminate this lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in clauses 9.03 and 7.01 and the


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            Tenant shall instead deliver up possession of the Leased Premises to the Landlord forthwith but in any event within sixty (60) days after delivery of such notice of termination, and rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under Subsection 12.01 (a) of this Section by reason of the Leased Premises having been rendered in whole or in part not reasonably capable of use and occupancy), but otherwise the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair) shall repair such damage with all reasonable diligence.

                                   ARTICLE 13

                          LOSS AND DAMAGE TO PROPERTY

Section 13.01

            Saving and excepting any loss, damage or injury arising out of the negligence of the Landlord, its servants or employees and against which the Tenant is not insured and is not required to be insured under this Lease, the Landlord shall not be liable or responsible in any way for any loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant or to any other person while such property is on the Leased Premises or in the Building or in or on the surrounding area owned by the Landlord comprising LuCliff Place, whether or not such property has been entrusted to employees of the Landlord and without limiting the generality of the foregoing, the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or from the water, steam or drainage pipes or plumbing works of the Building, or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by any other tenant.

                                   ARTICLE 14

                                  LIABILITIES

Section 14.01 IMPOSSIBILITY OF PERFORMANCE

            It is understood and agreed that whenever and to the extent that the Landlord shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligations or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administration, controller or board, or any governmental department or officer or other authority or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

Section 14.02 CLAIMS FOR COMPENSATION

            No claim for compensation shall be made by the tenant by reason of inconvenience, damage or annoyance arising from the necessity of repairing any portion of LuCliff Place of which the Leased Premises form a part, howsoever the necessity may arise.


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                                   ARTICLE 15

                                TENANT'S DEFAULT

Section 15.01 RE-ENTRY

            Provided and it is hereby expressly agreed that if and whenever the Rent hereby reserved or any part thereof shall not be paid on the days appointed for payment thereof, whether lawfully demanded or not, or in the case of breach or non-observance or non-performance of any of the covenants, agreements, provisos, conditions or Rules and Regulations on the part of the Tenant to be kept, observed or performed, for a period of ten (10) days following receipt of written notice of such breach or non-observance or non-performance, or in the case the Leased Premises shall be vacated or remain unoccupied for fifteen (15) consecutive days or in case the term shall be taken in execution or attachment for any cause whatever, then and in every such case, it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding other than proviso to this Section 15: Provided that notwithstanding anything to the contrary hereinbefore in this Section 15 contained, the Landlord shall not at any time have the right to re-enter and forfeit this Lease by reason of the Tenant's default in the payment of Basic Rent and Additional Rent, hereby reserved by this Lease, unless and until the Landlord shall have given to the Tenant at least five (5) business days' written notice of its intention so to do and setting forth the default complained of and the Tenant shall have the right during such five (5) business days to cure any such default in payment of Rent, provided that in the event of a breach, non-observance or non-performance by the Tenant which is capable of being cured, but is not reasonable capable of being cured within the ten (10) day notice period described above the Tenant shall not be deemed to be in default if it has commenced to remedy such breach or non-observance or non-performance and has diligently thereafter proceeded to complete the remedying thereof.

Section 15.02 LANDLORD'S RIGHT TO PERFORM

            In addition to all other remedies the Landlord may have by this Lease, at law or in equity, if the Tenant shall make default in any of its obligations hereunder, the Landlord may as its option perform any such obligations after fifteen (15) days' written notice to the Tenant and in such event the cost of performing such obligations plus an administrative charge of fifteen percent (15%) of such cost, shall be payable by the Tenant to the Landlord on the next ensuing Rent payment date as Additional Rent, together with interest at the Stipulated Rate of Interest from the date of the performance of such obligations by the Landlord. On default of such payment, the Landlord shall have the same remedies as on default of payment of Rent. In addition, the Landlord shall be entitled to collect to pro-rated amount of interest computed at the Stipulated Rate of Interest upon all arrears of Rent with a minimum of one (1) month's interest as aforesaid, if the Rent is in arrears for more than five (5) working days. Such interest shall be computed from the day following the due date(s) of such Rent to the date of payment thereof.

Section 15.03 BANKRUPTCY, ETC.

            Provided further that in case without the written consent of the Landlord the Leased Premises shall be used by any other person than the Tenant, the Tenant's permitted assigns or permitted subtenant, or shall be used for any other purpose than that for which the same were let or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or any bulk sale or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant, then in any such case this Lease shall at the option of the Landlord cease and determine and the Term shall immediately become forfeited and void and the then current month's rent and the next ensuing three (3) months' shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or other occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any right whatever.


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Section 15.04 VACATED OR IMPROPERLY USED

            It is hereby declared and agreed by and between the Landlord and tenant that in case the said Leased Premises shall be come abandoned or if the Leased Premises shall become vacant or not used for the purpose aforesaid and remain so for a period of fifteen (15) consecutive days or if the Leased Premises shall be used by any other person or persons than the Tenant or for any other purpose than that for which the same were let without the written consent of the Landlord this Lease shall at the option of the Landlord forthwith cease and determine and thereupon the instalments of Basic Rent and Additional Rent accruing due during the next ensuing three (3) months shall immediately become due and payable to the Landlord and the Landlord may re-enter and take possession of the demised premises.

Section 15.05 DISTRESS

            The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears. The Tenant will not sell, dispose of or remove any of the fixtures, goods or chattels of the Tenant from or out of the Leased Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new fixtures, goods and chattels of equal value or is bona fide disposing of individual items which have become extras for the Tenant's purposes; and the Tenant will be the owner of its fixtures, goods and chattels and will not permit them to become subject to any lien, mortgage, charge or encumbrance.

Section 15.06 RIGHT OF RE-ENTRY TO RELET

            The Tenant further covenants and agrees that on the Landlord's becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord in addition to all other rights shall have the right to enter the Leased Premises as the agent of the tenant either by force or otherwise, without being liable for any prosecution therefor and to relet the Leased Premises as the agent of the Tenant, and to receive the Rent therefor and as the agent of the Tenant, to take possession of any furniture or other property on the Leased Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any Rent derived from reletting the Leased Premises upon account of the Rent under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

Section 15.07 REMEDIES CUMULATIVE

            The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other of additional rights and remedies available to the Landlord by statute or the general law.

Section 15.08 LEGAL EXPENSES

            In the event that is shall be necessary for the Landlord to commence an action for the collection of Rent herein reserved or any portion thereof, or any other sum hereunder or if the same must be collected upon the demand of a solicitor, or in the event that it becomes necessary for the Landlord to commence an action to compel performance of any of the terms, conditions, covenants or provisos contained herein, then unless the Landlord shall lose such action it shall be entitled to collect from the Tenant all reasonable expenses incurred therefor, including reasonable legal fees.


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                                   ARTICLE 16

                            NON-WAIVER, OVERHOLDING

Section 16.01 NON-WAIVER

            No condoning, excusing or overlooking by the Landlord or Tenant of any default, breach or non-observance by the Tenant of the Landlord at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord or the Tenant herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only express waiver in writing.

Section 16.02 OVERHOLDING

            If the Tenant remains in possession of the Leased Premises after the expiration or sooner termination of the Term without any further written agreement but with the express or implied consent of the Landlord, and in circumstances in which a tenancy other than a weekly tenancy would thereby be implied by implication of law, the Tenant shall be deemed to be a weekly tenant only upon and subject to the same terms and conditions as herein contained, except that the weekly Basic Rent shall be 150% of a prorated portion of Basic Rent payable during the last month of the Term, and nothing, including the acceptance of any Rent by the Landlord, shall extend to the contrary except a specific agreement in writing between the Landlord and the Tenant, and the Tenant hereby authorizes the Landlord to apply any monies received from the Tenant in payment of such weekly Basic Rent.

                                   ARTICLE 17

                      SUBORDINATION, ACKNOWLEDGEMENT, ETC.

Section 17.01 SUBORDINATION

      (a) This Lease is subject and subordinate to all mortgages (including any deed of trust and mortgage securing bonds and all indentures supplemental thereto) which may now or hereafter affect LuCliff Place, and to all renewals, modifications, consolidations, replacements and extensions throughout. The Tenant agrees to execute promptly any certificate in confirmation of such subordination as the Landlord may request and hereby constitutes the Landlord the agent and attorney of the Tenant for the purpose of executing any such certificate and of making application at any time and from time to time register postponements in favour of any such mortgage in order to give effect to the provisions of this Section. Each and every time that the Landlord requests that the Tenant execute a subordination certificate as aforesaid, the Landlord agrees to request and to use reasonable efforts to obtain from any such mortgagee a written non-disturbance agreement wherein the mortgagee agrees that the possession by the Tenant of the Leased Premises shall not be disturbed, affected, or impaired by the mortgagee provided that the Tenant is not in default under this Lease.

      (b) Without limiting the general rights of the Landlord to assign this Lease, the Landlord shall be entitled to assign this Lease as collateral security for any mortgage or mortgages upon LuCliff Place or any part thereof, and the Tenant covenants, if requested to do, to acknowledge in writing any notice of assignment of this Lease by the Landlord.

Section 17.02 TENANT'S ACKNOWLEDGEMENTS

            The Tenant agrees that it will at any time and from time to time upon not less than ten (10) days' prior notice execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the same, by instalments or


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                                      -23-

otherwise, and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice and any other matter pertaining to this Lease as to which the Landlord shall request a statement.

Section 17.03 REGISTRATION

            The Tenant covenants and agrees with the Landlord that the Tenant will not register this Lease in this form in the Registry Office or the Land Titles Office.

The Tenant shall not register or cause to be registered any notice of this Lease except in a form which shall have been approved prior to registration by the solicitors for the Landlord acting reasonably. It is the intent of the parties that such Notice of Lease shall disclose the minimum amount of information regarding the terms and conditions of this Lease that is necessary to protect the Tenant's interest in the lands, and shall not disclose the amount of Rent being paid.

                                   ARTICLE 18

                                  MISCELLANEOUS

Section 18.01 RECOVERY OF ADJUSTMENTS

            The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder, as the Landlord would have in the case of default in payment of Rent.

Section 18.02 LEASE ENTIRE AGREEMENT

            The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease constitute the entire agreement between the Landlord and the tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant. Notwithstanding the foregoing, the Tenant shall remain liable to pay for those improvements in the Leased Premises which have been made by the Landlord for or on behalf of the Tenant and which are in excess of the work otherwise required to be done by the Landlord.

Section 18.03 COVENANTS, SEVERABILITY

            The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. Should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

Section 18.04 CAPTIONS

            The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

Section 18.05 AGENCY

            The Landlord may perform all or any of its obligations hereunder by or through such managing or other agency or agencies as it may from time to time determine and the Tenant shall, as from time to time determine and the Tenant shall, as from time to time directed by the Landlord, pay to any such agent any moneys payable hereunder to the Landlord.


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                                      -24-

Section 18.06 NOTICE

      Any notice required or contemplated by any provision of this Lease shall be given in writing enclosed in a sealed envelope addressed, in the case of notice to the Landlord to it at 700 Bay Street, Toronto, Ontario, and in the case of notice to the Tenant to it at the Leased Premises, and mailed in Metropolitan Toronto registered and postage prepaid. The time of giving of such notice shall be conclusively deemed to be the second business day after the day of such mailing. Such notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to him personally or to an executive officer of the Tenant if the Tenant is a corporation. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other, from time to time designate another address in Canada to which notices mailed more than ten (10) days thereafter shall be addressed.

Section 18.07 INTERPRETATION

      In this Indenture "herein", "hereof", "hereby", "hereunder", "hereto", "hereinafter", and similar expressions refer to this Indenture and not to any particular paragraph, section or other portion thereof, unless there is something in the subject matter or context inconsistent therewith.

Section 18.08 BINDING, ENURING AND INTERPRETATION

      This Indenture and everything contained hereinafter shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord as provided in Article 11 to any assignment or sublease, and every reference to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is not more than one Tenant or there if a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.


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                                      -25-

                                   ARTICLE 19

          ADDITIONAL DEFINITIONS AND AMENDMENTS TO STANDARD LEASE FORM

Section 19.01 Additional Definitions

            The parties agree that when used in this Lease the following words or expressions have the meaning hereinafter set forth:

(a) "Operating Costs Escalation" means the amount by which Operating Costs for any fiscal year of the Landlord (as described in Section 4.03 of this Lease) exceed Operating Costs for the calendar year 1995.

(b)   "Landlord's Taxes Escalation" means:

      (i) If the Leased Premises are separately assessed, the amount by which Landlord's Taxes levied or charged against the Leased Premises in any calendar year during the Term exceeds the amount of Landlord's Taxes levied or charged against the Leased Premises for the calendar year 1995, together with Tenant" Proportionate Share of Landlord"'s Taxes levied or charged against areas of the Building which are not leased or set aside by the Landlord for leasing including the parking facilities and Common Areas; or

      (ii) If the Leased Premises are not separately assessed the Tenant's Proportionate Share of the amount by which Landlord's Taxes in any calendar year during the Term exceed the amount of Landlord's Taxes for the calendar year 1995.

(c)   "Additional Services" shall have the meaning ascribed thereto in Section
      7.12.

Section 19.02 Further Use of Premises Provisions

(a) The Landlord warrants and represents that the Tenant's proposed use of the Leased Premises describe in Section 7.06 herein, including the required plumbing, electrical, fume hoods, mechanical and auto clave rooms is permitted, as of the date hereof, by the applicable zoning by-laws and any legislation regulating the use of the Leased Premises.

(b)   Exclusive Use.

      The Tenant acknowledges that the Landlord has granted certain exclusive use privileges to some tenants of the Building, including to Toronto Vascular Associates Limited relating to ultrasound, x-ray and angiography services (hereinafter collectively called "TVAL's Exclusive Uses") within the Building and to RDS Diagnostics Ltd. and to Dr. Roger Stronell relating to ultrasound (including the use of mobile ultrasound units) and mammography (hereinafter collectively called "RDS's Exclusive Uses"). The Tenant covenants that it will not at any time during the Term or any renewal thereof perform or allow to be performed from, in or upon the Leased Premises, or any portion thereof, any ultrasound, x-ray, angiography, mammography or catscan services or procedures. The Tenant covenants that it will not at any time during the Term or any renewal thereof, occupy or use or permit the Leased Premises or any portion thereof to be used or occupied for the purpose of TVAL's Exclusive Uses or RDS's Exclusive Uses.


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                                      -26-

                                   ARTICLE 20

                              ADDITIONAL PROVISIONS

Section 20.01 OPTION TO RENEW

      Provided that the Tenant is not then, and has not been, in breach of any of the terms, conditions, covenants, provisos and agreements of this Lease, including the covenant to pay Rent, and has not become insolvent or bankrupt or had a receiver appointed in respect of its assets or business, the Tenant shall have the option to renew this Lease for one further term of five (5) years; Provided that in order to exercise its option to renew the Tenant shall be required to give the Landlord notice thereof in writing not later than November 30, 1999 and not earlier than May 31, 1999. If the Tenant does not deliver the notice as aforesaid this Lease shall terminate upon the expiration of the Term. Any renewal pursuant to this proviso shall be upon the same terms, conditions, covenants, provisos and agreements as contained in this Lease except that:

      (a)   there shall be no further right to renew this Lease;

      (b) the Basic Rent payable shall not be as set out in this Lease, but shall be the market gross rental (including all net rents and additional rents) per square foot for similar premises in or in the vicinity of the Building at the commencement of the renewal term multiplied by the number of square feet of Rentable Floor Area of the Leased Premises. If any dispute arises between the Landlord and the Tenant as to the said current market gross rental the issue shall be refereed to arbitration pursuant to the Arbitrations Act, R.S.O. 1990;

      (c) for the purposes of calculating Operating Costs Escalation, Landlord's Taxes Escalation, caretaking costs, and electricity charges, the base year shall be the year 2000, so that the Tenant shall be responsible for all escalations of such expenses from and after the commencement of the renewal term;

      (d) the Leased Premises shall be leased on an "as is" basis and the Landlord shall not be required to do any work in connection therewith, and there shall be no leasehold improvement allowance or inducement payment, nor any rent free period nor fixturing period.

SECTION 20.02 RIGHT OF FIRST REFUSAL TO LEASE TWELFTH FLOOR PREMISES

(a) Provided that the Tenant is not then and has not been n breach of any of its covenants and obligations under this Lease, the Landlord grants to the Tenant a right of first refusal to lease any space which becomes available to lease on the Twelfth Floor of the Building during the Term on the terms and conditions hereinafter set out.

(b) If the Landlord receives a bona fide offer to lease any premises on the 12th Floor of the Building which the Landlord is willing to accept or has accepted conditional upon the Tenant not exercising its right of first refusal herein, (such bona fide written offer to lease being hereinafter referred to as a "12th Floor Offer") the Landlord shall forward to the Tenant a true copy of the 12th Floor Offer.


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

                                      -27-

(c) The delivery of such copy of a 12th Floor Offer shall be deemed to be an offer by the Landlord to the Tenant to lease the premises described in such 12th Floor Offer upon and subject to the terms and conditions therein set out.

      The Tenant shall have a period of five (5) business days after receipt of any such 12th Floor Offer to accept the same by delivery of notice in writing to the Landlord. If the Tenant delivers written notice of acceptance to the Landlord within the said five (5) business day period, the Tenant shall lease from the Landlord and the Landlord shall lease to the Tenant the premises described in the 12th Floor Offer on the terms and conditions therein set out.

(d) If the Tenant fails to deliver a notice of acceptance within the said time period, the Landlord shall be free to accept the 12th Floor Offer (or to waive the condition, as the case may be) and to lease the premises described therein to the third party described in such 12th Floor Offer on the terms and conditions therein set out.

(e) Provided, however, this right of first refusal shall be exercisable only during the Term or any renewal thereof, from time to time as space on the 12th floor of the Building becomes available to lease. This right of first refusal shall terminate on the expiration or sooner termination of this Lease or any renewal thereof.

SECTION 20.03 PARKING

(a) The Landlord shall allocate to the Tenant and the Tenant shall have the right to rent during the Term and any renewal thereof any number of unreserved parking spaces up to a maximum of ten (10) in the underground parking garage located at LuCliff Place. Such right may be exercised at any time throughout the Term of this Lease. If the Tenant is not renting the maximum number of parking spaces at the end of the first year of the Term of this Lease its right to rent spaces shall be limited to the number then rented, and if the tenancy of any space or spaces is terminated thereafter, the Tenant's right to rent spaces shall be further reduced by the number of tenancies so terminated. The Tenant may terminate the rental of any parking space or spaces at any time upon delivery to the Landlord of one (1) month's prior written notice.

(b) The rental for such unreserved underground parking spaces shall be the parking space rental charged from time to time by the Landlord to third parties for unreserved monthly parking in the said underground parking garage. The rent for the unreserved underground parking spaces shall be payable monthly in advance on the first day of each and every month as Additional Rent and initially shall be ONE HUNDRED DOLLARS ($100.00) per parking space per month plus applicable taxes (including, without limitation GST) for daily use for an eleven (11) hour time period (7:00 a.m. to 6:00 p.m.) and ONE HUNDRED AND FIFTY DOLLARS ($150.00) per parking space per month plus applicable taxes for daily use for a twenty-four (24) hour time period.

(c) The Landlord shall not be responsible for any loss or damage to property or any personal injury which shall be sustained by the Tenant or any employee, customer, or other persons who may be in the said underground parking garage or the entrances and driveways appurtenant thereto, or occasioned in connection with the use of the said underground parking garage. All risks of any such injury or loss are assumed by the Tenant who shall hold the Landlord harmless and indemnified therefrom. The Tenant acknowledges and agrees that not security services shall be provided and that the use of the parking spaces shall be at the risk of the Tenant, its employees and its customers.


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                                     - 28 -


(d) Notwithstanding any other provision of this Lease the Tenant shall not have the right to assign or sublet the right to use the said unreserved parking spaces or any individual parking space without the written consent of the Landlord which may be arbitrarily and unreasonably withheld. Any purported subletting or assigning of, or permission to occupy, any parking space rented by the tenant hereunder without the Landlord's permission to occupy, any parking space rented by the Tenant hereunder without the Landlord's written consent shall be null and void. If the Tenant purports to so assign, sublet, or permit occupancy without the Tenant's written consent the Landlord shall have the right to rent all parking spaces hereunder forthwith by delivery of written notice to the Tenant.

(e) The Tenant shall comply with all rules and regulations with respect to the use of the parking facility provided for the Building made by the Landlord from time to time.

SECTION 20.04 RECREATIONAL FACILITIES

      The Tenant's employees shall be permitted to use the exercise room and swimming pool located in LuCliff Place (hereinafter called "Recreational Facilities") only during the term and any renewal thereof upon the terms set out in this Lease. The tenant shall pay a charge for the use of the Recreational Facilities calculated at the rate of Fifteen Dollars ($15.00) per person per month payable monthly in advance on the first day of each and every month of the term and any renewal thereof as Additional Rent. Use of the Recreational Facilities by the Tenant shall be limited to use by existing employees of the Tenant only and shall be restricted to a three (3) hour time period commencing at 11:00 a.m. and ending at 2:00 p.m., Mondays to Fridays (business days only) inclusive, and excluding Saturdays, Sundays and statutory holidays.

      All employees shall abide by the Landlord's rules and regulations relating to the use of the Recreational Facilities. The Landlord shall have the right in its discretion to refuse any of the Tenant's employees use of the Recreational Facilities based on a prior breach of the rules and regulations or other inappropriate conduct of such individual within the Recreational Facilities.

SECTION 20.05 DEPOSIT

      The Tenant shall pay to the Landlord the sum of FIFTY EIGHT THOUSAND, FOUR HUNDRED AND FORTY SIX DOLLARS ($58,446.00) to be held by the Landlord and applied to the last payments of Basic Rent payable hereunder. The Landlord acknowledges receipt of the Tenant's cheque post-dated to May 1, 1995 in the amount of FIFTY EIGHT THOUSAND, FOUR HUNDRED AND FORTY SIX DOLLARS ($58,446.00). Interest accrued on the deposit at the rate of six per cent (6%) per annum from the commencement date of the Term will be credited to the Tenant at the end of the Term or, if all Basic Rent and Additional Rent have been paid to the end of the Term, the Landlord shall pay the said accrued interest to the Tenant.

SECTION 20.06 SECURITY

      The Tenant may install at its own expense new locks on the exterior doors and stair well doors which provide access to Leased Premises, together with other security devices acceptable to the Landlord acting reasonably, including access cards and access codes, provided that immediately following the installation of such locks and other security devices the Tenant will provide the Landlord with such keys, information relating to codes and access cards as are necessary to permit the Landlord to enter upon the Leased Premises promptly and without any inconvenience in the absence of the Tenant from the Leased Premises.

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SECTION 20.07 QUALITY OF AIR

      The Landlord and Tenant acknowledge that the Landlord has provided to the Tenant a letter from the Landlord's Consulting Professional Engineers, M.V. Shore Associates (1993) Limited, dated May 30, 1995 regarding the ability of the heating ventilating and air-conditioning system (the "HVAC System") to satisfy the Tenant's proposed requirements, and confirming the upgrading work being carried out to the HVAC System. The Landlord and Tenant further acknowledge that the said letter was prepared by the said engineers after a review of the Tenant's design proposals for the space including details of the Tenant's space plan, the laboratory equipment, instruments, and fumehoods intended to be installed by the Tenant in the Leased Premises and the type of research chemicals and materials to be handled by the Tenant. A copy of said letter is attached as Schedule "C" to this Lease.

      The Landlord covenants and agrees that it shall at its own expense forthwith commence and diligently proceed with the completion of the upgrading of HVAC System as described in the said letter attached as Schedule "C". Subject to the provisions of paragraph 9.02(c) hereof, Landlord covenants that throughout the term and any renewal thereof it will operate and maintain the existing HVAC System serving the Leased Premises, as upgraded in accordance with the said letter attached as Schedule "C", in reasonable condition and repair. The Landlord further covenants that provided that the Tenant's leasehold improvements, space plan, and equipment are not altered from those described to M.V. Shore Associates (1993) Limited so as to place a greater load on the HVAC System and provided that the occupany of the Leased Premises does not exceed the maximum number of persons per square foot permitted by the Building Code as of the date of this lease, then the Landlord shall cause the HVAC System to maintain within the Leased Premises the level of air quality temperature and relative humidity described in the said letter attached as Schedule "C".

      The Tenant acknowledges that the air quality standards referred to in the letter attached as Schedule "C" relate to quantities of fresh air and not to odour containment, which is the responsibility of the Tenant. The Tenant covenants and agrees that without limiting its other obligations under the lease all odour or fume generating activity on the Leased Premises will be performed under fumehoods with sufficient capacity to contain the escape or migration of contaminants and odours form the Leased Premises, that it will at all times maintain its fumehoods and chemical neutralizing system in good working order, and that all of its activities in or about the Leased Premises, including the handling, transportation and storage of chemicals and other materials used in its business, shall be carried out in accordance with all laws and regulations and in such a manner as to prevent the escape or migration (whether airborne, personel borne, or otherwise) of odours and contaminents from the Leased Premises.

SECTION 20.08 LANDLORD'S WORK, MERGER

      The Landlord and Tenant acknowledge that this Lease has been entered into pursuant to an Offer to Lease dated the 20th day of February, 1995 between the Landlord and Tenant relating to the Leased Premises (hereinafter referred to as the "Offer"). The Landlord and Tenant covenant and agree that upon execution of this Lease by the Landlord and Tenant all covenants, agreements and provisions contained in the Offer shall be extinguished and shall merge with and be superseded by this Lease, save and except for the covenants, agreements and provisions of paragraph 9 of the Offer which relate to the Landlord's Work to the Leased Premises, which shall survive the execution of this Lease. The said Landlord's Work will be constructed to a building standard turnkey finish level. All upgrades above the said building standard will be completed by the Tenant at its sole expense.

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SECTION 20.09 CHANGES TO STANDARD FORM LEASE

      The Landlord and Tenant acknowledge that certain changes have been made to the Landlord's Standard Form of Lease by deleting certain covenants, agreements and provisions contained in the Landlord's Standard Form of Lease, and by typing in changes to the Standard Form, by inserting pages 5A, 5B, 6A and 6B, and by adding Articles 19 and 20 (hereinafter collectively referred to as "Lease Changes"). The Landlord and Tenant agree that in the event of any inconsistency between the provisions of the Landlord's Standard Form of Lease and the Lease Changes, the Lease Changes shall prevail.

            IN WITNESS WHEREOF the parties hereto have executed this Indenture.

SIGNED, SEALED AND DELIVERED

in the presence of:


                                          LuCLIFF COMPANY LIMITED

                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------


                                          VISIBLE GENETICS INC.

                                          By: /s/ John Stevens
                                              ----------------------------
                                              President

                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------
                                              Chief Financial Officer

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

                                  SCHEDULE "A"

                                   FLOOR PLAN

                                [GRAPHIC OMITTED]

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

                                  SCHEDULE "B"

                             RULES AND REGULATIONS

1. The Tenant shall not permit any cooking in the Leased Premises without the written consent of the Landlord, provided that the Tenant shall be entitled to boil water in the Leased Premises.

2. All persons entering and leaving the Building at any time other than during the normal business hours shall register in the books kept by the Landlord at or near the night entrance and the Landlord will have the right to prevent any person from entering or leaving the Building unless provided with a key to the premises to which such person seeks entrance or a pass in a form to be approved by the Landlord. Any person found in the building at such time without keys or passes will be subject to the surveillance of the employees and agents of the Landlord. The Landlord shall be under no responsibility for failure to enforce this rule.

3. The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to the egress from the offices. The Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entries, corridors and passages not within the Leased Premise, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, escalators, elevators, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it may deem advisable provided that the ingress to and egress from the Leased Premises is not unduly impaired thereby.

4. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only between 6:00 p.m. and 8:00 a.m. or any other time consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord and the Landlord shall prescribe the means of access. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight of bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by the Landlord.

5. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Two keys shall be supplied to the Landlord for each entrance door to the Leased Premises. If additional keys are requested, they must be paid for by the Tenant.

6. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant by whom or by whose agents, servants, or employees the same is caused. Tenant shall not let the water run unless it is in actual use, and shall not deface or mark any part of the Building, or drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.

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                                      - 2 -


7. No Tenant shall do or permit anything to be done in the Leased Premises, or bring to keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the said Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or with any insurance upon said Building or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

8. No one shall use the Leased Premises for sleeping apartments or residential purposes, of for the storage of personal effects or articles other than those required for business purposes.

9. The Tenant shall permit window cleaners to clean the windows of the Leased Premises during normal business hours.

10. Canvassing, soliciting and peddling in or about the Building and in the parking area are prohibited.

11. In order that the Leased Premises may be kept in good state of preservation and cleanliness, each Tenant shall, during the continuance of this Lease, permit the janitor or caretaker to take charge of and clean the Leased Premises, but the Landlord shall not be responsible for any act of omission or commission on the part of the person or persons employed to perform such work. The Tenant shall not employ any person other than the janitor or caretaker of the Landlord for the purpose of cleaning or taking charge of the Leased Premises.

12. The Tenant shall not receive or ship articles of any kind except through service access facilities and at hours designated by the Landlord and under the supervision of the Landlord.

13. It shall be the duty of the respective tenants to assist and co-operate with the Landlord in preventing injury to the premises demised to them respectively.

14. Any alterations, additions or changes made in the permanent partitions or divisions of the rooms furnished or supplied by the Landlord during the currency of the same shall, if made at the request of the Tenant, be at the expense of the Tenant but the same shall be subject to the approval and direction of the Landlord.

15. No inflammable oils or other inflammable, dangerous, or explosive materials save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Leased Premises.

16.   No bicycles or other vehicles shall be brought within the Building.

17.   No animals or birds shall be brought into the Building.

18. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises or the Building without the approval of the Landlord or in contravention of any regulations fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or beverages to the Leased Premises.

19. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced and without such directions no boring or cutting for wires will be permitted. No gas pipe or electric wire will permitted which has not been ordered or authorized in writing by the

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[INITIALS]  [INITIALS]  [INITIALS]   RUDERMAN, SHAW
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